Exhibit 99.01

Symantec Reports First Quarter Fiscal Year 2017 Results

●	Revenue of $884 million, GAAP operating margin of 12% and EPS of $0.22, non-GAAP operating margin of 29% and EPS of $0.29
●	Reiterates commitment to maintain quarterly dividend at $0.075
●	$550 million in net cost savings underway, as a result of cost savings initiative and synergies from Blue Coat acquisition

MOUNTAIN VIEW, Calif. – August 4, 2016 – Symantec Corp. (NASDAQ: SYMC) today reported the results of its first quarter of fiscal year 2017, ended July 1, 2016.

Greg Clark, Symantec CEO, said, "We are pleased to have quickly and successfully completed the Blue Coat acquisition, allowing us to begin executing our integration strategy. Symantec is now positioned to take advantage of the vast market opportunities in helping customers embrace the cloud, protecting the mobile workforce and securing enterprises, governments and consumers from advanced attacks. We have a deep bench of talent across all functions focused on executing our strategic initiatives, maintaining strong sales performance and achieving our financial targets.”

Thomas Seifert, Symantec CFO, said, “Our revenue was above the mid-point of our guided range for Q1, driven by improved performance within Enterprise Security and continued in-line results from Consumer Security. With the Blue Coat acquisition complete, we are well positioned to accelerate our strategy as the world’s largest pure play cyber security company and achieve alignment across the organization. In addition, we continue to make progress in realizing cost efficiencies and synergies by the end of fiscal 2018.”

Results for the First Quarter of Fiscal Year 2017 (Dollars in millions, except EPS)

	1Q17	1Q16	Reported Y/Y Change	FX Adjusted Y/Y Change
GAAP
Revenue	$884	912	(3%)	(4%)
Operating Margin	12.0%	9.1%	290 bps	140 bps
Net Income	$135	$117	15%	N/A
Deferred Revenue	$2,417	N/A	N/A	N/A
EPS (Diluted)	$0.22	$0.17	29%	N/A
CFFO	($772)	$300	(357%)	N/A
Non-GAAP
Revenue	$884	$912	(3%)	(4%)
Operating Margin	28.6%	30.2%	(160) bps	(280) bps
Net Income	$177	$183	(3%)	N/A
EPS (Diluted)	$0.29	$0.26	12%	N/A

Second Quarter and Fiscal Year 2017 Guidance (Dollars in millions, except EPS)

Non-GAAP Guidance ($M in Guided Rates)	2Q17	FX Neutral Y/Y growth
Revenue	$960 – $990	4% – 8%
Enterprise Security	$565 – $590	14% – 20%
Consumer Security	$395 – $400	(7%)
Operating Margin	21% – 24%	N/A
EPS (Diluted)	$0.18 – $0.21	N/A
Share Count (Diluted)	640M	N/A
Effective Tax Rate	29%	N/A
EUR =	$1.11	N/A

Non-GAAP Guidance ($M in Guided Rates)	FY17	FX Neutral Y/Y growth
Revenue	$4,040 – $4,120	11% – 13%
Operating Margin	26% – 28%	N/A
EPS (Diluted)	$1.08 – $1.14	N/A
Share Count (Diluted)	616M	N/A
Effective Tax Rate	29%	N/A
EUR =	$1.11	N/A

Symantec's Board of Directors has declared a quarterly cash dividend of 7.5 cents per common share to be paid on September 14, 2016 to all shareholders of record as of the close of business on August 22, 2016. The ex-dividend date will be August 18, 2016.

No reconciliation of the forecasted range for non-GAAP guidance is included in this release because it would be unreasonably burdensome to forecast the acquisition and other charges associated with the Blue Coat acquisition that may impact the GAAP measure. The impact, which may be significant, of purchase accounting on revenue, non-cash compensation expense and other non-cash charges, are not yet known and subject to change, and the variability of these charges could have a significant, and unpredictable, impact on Symantec’s future GAAP financial results.

Conference Call

Symantec has scheduled a conference call for 5:00 p.m. ET/2:00 p.m. PT today to discuss its first quarter of fiscal year 2017 results, ended July 1, 2016 and to review guidance. Interested parties may access the conference call on the Internet at http://www.symantec.com/invest. To listen to the live call, please go to the website at least 15 minutes early to register, download and install any necessary audio software. For telephone access to the conference, call (877) 475-6198 within the United States or (970) 297-2372 from outside the United States. Please call 15 minutes early and give the operator conference ID number 47963069. A replay and our prepared remarks will be available on the investor relations home page shortly after the call is completed.

About Symantec

Symantec Corporation (NASDAQ:SYMC) is the global leader in cyber security. Operating one of the world’s largest cyber intelligence networks, we see more threats, and protect more customers from the next generation of attacks. We help companies, governments and individuals secure their most important data wherever it lives.

Forward-Looking Statements

This press release contains statements which may be considered forward-looking within the meaning of the U.S. federal securities laws, including statements regarding our projected financial and business results, the expected benefits to Symantec, its customers, stockholders and investors from completing the acquisition of Blue Coat, Inc. (“Blue Coat”), including without limitation expected growth, cross-sell and upsell opportunities, earnings accretion and cost savings, statements regarding the share repurchase program and cost reduction efforts.  These statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to differ materially from results expressed or implied in this press release. Such risk factors include those related to: the potential impact on the businesses of Blue Coat and Symantec due to uncertainties in connection with the acquisition; the retention of employees of Blue Coat and the ability of Symantec to successfully integrate Blue Coat and to achieve expected benefits; general economic conditions; fluctuations and volatility in Symantec’s stock price; the ability of Symantec to successfully execute strategic plans; the ability to maintain customer and partner relationships; fluctuations in tax rates and currency exchange rates; the timing and market acceptance of new product releases and upgrades; and the successful development of new products, and the degree to which these products and businesses gain market acceptance. Actual results may differ materially from those contained in the forward-looking statements in this press release. Symantec assumes no obligation, and does not intend, to update these forward-looking statements as a result of future events or developments. Additional information concerning these and other risks factors is contained in the Risk Factors section of Symantec’s Form 10-K for the year ended April 1, 2016.

Use of Non-GAAP Financial Information

Our results of operations have undergone or are expected to undergo significant change due to the impact of litigation accruals, discontinued operations, stock-based compensation, restructuring, transition and separation matters, charges related to the amortization of intangible assets, the impact of purchase accounting on revenue from the Blue Coat acquisition, and certain other income and expense items that management considers unrelated to the Company’s core operations. To help our readers understand our past financial performance and our future results, we supplement the financial results that we provide in accordance with generally accepted accounting principles, or GAAP, with non-GAAP financial measures. The method we use to produce non-GAAP results is not computed according to GAAP and may differ from the methods used by other companies. Non-GAAP financial measures are supplemental, should not be considered a substitute for financial information presented in accordance with GAAP and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management team uses these non-GAAP financial measures in assessing Symantec’s operating results, as well as when planning, forecasting and analyzing future periods. Investors are encouraged to review the reconciliation of our non-GAAP financial measures to the comparable GAAP results, which is attached to our press release and which can be found, along with other financial information, on the investor relations page of our website at: http://www.symantec.com/invest.

Media
Kristen Batch, 503-516-6297
kristen_batch@symantec.com

or

 Investor
Jonathan Doros, 650-527-5523
jonathan_doros@symantec.com

SYMANTEC CORPORATION
Condensed Consolidated Balance Sheets
(Dollars in millions, unaudited)

	July 1, 2016	April 1, 2016 (1)
ASSETS
Current assets:
Cash and cash equivalents	$6,108	$5,983
Short-term investments	10	42
Accounts receivable, net	314	556
Other current assets	367	378
Total current assets	6,799	6,959
Property and equipment, net	904	957
Intangible assets, net	423	443
Goodwill	3,146	3,148
Equity investments	157	157
Other long-term assets	101	103
Total assets	$11,530	$11,767
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$115	$175
Accrued compensation and benefits	166	219
Deferred revenue	2,085	2,279
Current portion of long-term debt	599	-
Income taxes payable	24	941
Other current liabilities	333	419
Total current liabilities	3,322	4,033
Long-term debt	2,605	2,207
Long-term deferred revenue	332	359
Long-term deferred tax liabilities	1,266	1,235
Long-term income taxes payable	154	160
Other long-term obligations	85	97
Total liabilities	7,764	8,091
Total stockholders' equity	3,766	3,676
Total liabilities and stockholders' equity	$11,530	$11,767

(1) Derived from audited consolidated financial statements.

SYMANTEC CORPORATION
Condensed Consolidated Statements of Income
(In millions, except per share data, unaudited)

			Year-Over-Year
	Three Months Ended		Growth Rate
				Constant
	July 1, 2016	July 3, 2015	Actual	Currency (1)
Net revenues	$884	$912	-3%	-4%
Cost of revenues	149	158	-6%	-5%
Gross profit	735	754	-3%	-4%
Operating expenses:
Sales and marketing	291	340
Research and development	170	198
General and administrative	84	84
Amortization of intangible assets	14	14
Restructuring, separation, transition, and other	70	35
Total operating expenses	629	671	-6%	-6%
Operating income	106	83	28%	10%
Interest income	5	3
Interest expense	(27)	(20)
Other income (expense), net	13	(6)
Income from continuing operations before income taxes	97	60	62%	N/A
Income tax expense	31	35
Income from continuing operations	66	25
Income from discontinued operations, net of income taxes	69	92
Net income	$135	$117	15%	N/A
Income per share – basic:
Continuing operations	$0.11	$0.04
Discontinued operations	0.11	0.13
Net income per share – basic	0.22	0.17
Income per share – diluted:
Continuing operations	$0.11	$0.04
Discontinued operations	0.11	0.13
Net income per share – diluted	0.22	0.17
Weighted-average shares outstanding – basic	613	682
Weighted-average shares outstanding – diluted	620	691
Cash dividends declared per common share	$0.075	$0.15

(1) Management refers to growth rates adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates. We compare the percentage change in the results from one period to another period in order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the actual exchange rates in effect during the respective prior periods.

SYMANTEC CORPORATION
Condensed Consolidated Statements of Cash Flows
(Dollars in millions, unaudited)

	Three Months Ended
	July 1, 2016	July 3, 2015
OPERATING ACTIVITIES:
Net income	$135	$117
Income from discontinued operations, net of income taxes	(69)	(92)
Adjustments to reconcile income from continuing operations to net cash provided by (used in) continuing operating activities:
Depreciation and amortization	72	77
Stock-based compensation expense	49	35
Deferred income taxes	33	30
Excess income tax benefit from the exercise of stock options	(2)	(5)
Other	27	4
Net change in assets and liabilities, excluding effects of acquisitions:
Accounts receivable, net	244	154
Accounts payable	(63)	(34)
Accrued compensation and benefits	(52)	(62)
Deferred revenue	(139)	(111)
Income taxes payable	(940)	(47)
Other assets	(2)	17
Other liabilities	(35)	(24)
Net cash provided by (used in) continuing operating activities	(742)	59
Net cash provided by (used in) discontinued operating activities	(30)	241
Net cash provided by (used in) operating activities	(772)	300
INVESTING ACTIVITIES:
Purchases of property and equipment	(22)	(61)
Purchases of short-term investments	-	(183)
Proceeds from maturities of short-term investments	30	222
Proceeds from sales of short-term investments	-	76
Proceeds received from divestiture of information management business, net of transaction costs	7	-
Net cash provided by continuing investing activities	15	54
Net cash used in discontinued investing activities	-	(17)
Net cash provided by investing activities	15	37
FINANCING ACTIVITIES:
Repayments of debt and other obligations	(17)	(17)
Proceeds from debt issuance, net of issuance costs	994	-
Net proceeds from sales of common stock under employee stock benefit plans	1	4
Excess income tax benefit from the exercise of stock options	2	5
Tax payments related to restricted stock units	(24)	(22)
Dividends and dividend equivalents paid	(68)	(107)
Repurchases of common stock	-	(90)
Proceeds from other financing	10	-
Net cash provided by (used in) continuing financing activities	898	(227)
Net cash used in discontinued financing activities	-	(11)
Net cash provided by (used in) financing activities	898	(238)
Effect of exchange rate fluctuations on cash and cash equivalents	(16)	8
Change in cash and cash equivalents	125	107
Beginning cash and cash equivalents	5,983	2,874
Ending cash and cash equivalents	6,108	2,981
Less: Cash and cash equivalents of discontinued operations	-	245
Cash and cash equivalents of continuing operations	$6,108	$2,736

SYMANTEC CORPORATION
Reconciliation of Selected GAAP Measures to Non-GAAP Measures
(In millions, except per share data, unaudited)

							Year-Over-Year
	Three Months Ended						Non-GAAP Growth Rate
	July 1, 2016			July 3, 2015				Constant
	GAAP	Adj	Non-GAAP	GAAP	Adj	Non-GAAP	Actual	Currency (1)
Net revenues	$884	$-	$884	$912	$-	$912	-3%	-4%
Gross profit:	$735	$9	$744	754	$22	$776	-4%	-6%
Unallocated corporate charges (2)		-			11
Stock-based compensation		3			2
Amortization of intangible assets		6			9
Gross margin %	83.1%	1.1%	84.2%	82.7%	2.4%	85.1%	-90 bps	-120 bps
Operating expenses:	$629	$138	$491	671	$170	$501	-2%	-2%
Unallocated corporate charges (2)		-			88
Stock-based compensation		46			33
Amortization of intangible assets		14			14
Restructuring, separation, transition, and other		70			35
Acquisition costs		8			-
Operating expenses as a % of revenue	71.2%	-15.7%	55.5%	73.6%	-18.7%	54.9%	60 bps	160 bps
Operating income	$106	$147	$253	$83	$192	$275	-8%	-13%
Operating margin %	12.0%	16.6%	28.6%	9.1%	21.1%	30.2%	-160 bps	-280 bps
Net income:	$135	$42	$177	$117	$66	$183	-3%	N/A
Gross profit adjustment		9			22
Operating expenses adjustment		138			170
Income tax effects and adjustments		(36)			(34)
Total net income adjustment from discontinued operations		(69)			(92)
Diluted income per share:
Income per share from continuing operations	$0.11	$0.18	$0.29	$0.04	$0.22	$0.26
Income per share from discontinued operations	0.11	(0.11)	-	0.13	(0.13)	-
Diluted net income per share	0.22	0.07	0.29	0.17	0.09	0.26	12%	N/A
Diluted weighted-average shares outstanding	620	-	620	691	-	691	-10%	N/A

(1) Management refers to growth rates adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates. We compare the percentage change in the results from one period to another period in order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the actual exchange rates in effect during the respective prior periods.
(2) This item consists of charges previously allocated to our discontinued information management business. Please see Appendix A for further information.

SYMANTEC CORPORATION
Revenue and Deferred Revenue Detail
(Dollars in millions, unaudited)

	Three Months Ended
	July 1, 2016	July 3, 2015
GAAP Revenue
Content, subscription, maintenance and other	$860	$884
License	24	28
Total Revenue	$884	$912
GAAP Revenue - Y/Y Growth Rate
Content, subscription, maintenance and other	-3%	-16%
License	-14%	0%
Total Y/Y Growth Rate	-3%	-16%
GAAP Revenue - Y/Y Growth Rate in Constant Currency (1)
Content, subscription, maintenance and other	-4%	-10%
License	-11%	5%
Total Y/Y Growth Rate in Constant Currency (1)	-4%	-10%
GAAP Revenue by Segment
Consumer Security	$403	$430
Enterprise Security	481	482
GAAP Revenue by Segment - Y/Y Growth Rate
Consumer Security	-6%	-19%
Enterprise Security	0%	-13%
GAAP Revenue by Segment - Y/Y Growth Rate in Constant Currency (1)
Consumer Security	-8%	-13%
Enterprise Security	-1%	-7%
GAAP Revenue by Geography
International	$425	$439
U.S.	459	473
Americas (U.S., Latin America, Canada)	509	531
EMEA (Europe, Middle East & Africa)	215	230
Asia Pacific & Japan	160	151
GAAP Revenue by Geography - Y/Y Growth Rate
International	-3%	-21%
U.S.	-3%	-11%
Americas (U.S., Latin America, Canada)	-4%	-11%
EMEA (Europe, Middle East & Africa)	-7%	-23%
Asia Pacific & Japan	6%	-21%
GAAP Revenue by Geography - Y/Y Growth Rate in Constant Currency (1)
International	-6%	-9%
U.S.	-3%	-11%
Americas (U.S., Latin America, Canada)	-4%	-11%
EMEA (Europe, Middle East & Africa)	-8%	-6%
Asia Pacific & Japan	0%	-10%
GAAP Deferred Revenue	$2,417	- -

(1) Management refers to growth rates adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates. We compare the percentage change in the results from one period to another period in order to provide a framework for assessing how our underlying businesses performed. To exclude the effects of foreign currency rate fluctuations, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the actual exchange rates in effect during the respective prior periods (or, in the case of deferred revenue, converted into United States dollars at the actual exchange rate in effect at the end of the prior period).

SYMANTEC CORPORATION
Operating Margin by Segment Detail
(Dollars in millions, unaudited)

	Three Months Ended
	July 1, 2016	July 3, 2015
Operating Income by Segment
Consumer Security	$225	$245
Enterprise Security	28	30
Total Operating Income by Segment	253	275
Reconciling Items:
Unallocated corporate charges (1)	-	99
Stock-based compensation	49	35
Amortization of intangible assets	20	23
Restructuring, separation, transition, and other	70	35
Acquisition costs	8	-
Total Consolidated Operating Income	$106	$83
Operating Margin by Segment
Consumer Security	56%	57%
Enterprise Security	6%	6%

(1) This item consists of charges previously allocated to our discontinued information management business. Please see Appendix A for further information.

SYMANTEC CORPORATION
Explanation of Non-GAAP Measures
Appendix A

Objective of non-GAAP measures: We believe our presentation of non-GAAP financial measures, when taken together with corresponding GAAP financial measures, provides meaningful supplemental information regarding the Company’s operating performance for the reasons discussed below.  Our management team uses these non-GAAP financial measures in assessing the Company’s operating results, as well as when planning, forecasting and analyzing future periods.  We believe that these non-GAAP financial measures also facilitate comparisons of the Company’s performance to prior periods and to our peers and that investors benefit from an understanding of the non-GAAP financial measures.  Non-GAAP financial measures are supplemental and should not be considered a substitute for financial information presented in accordance with GAAP.

No reconciliation of the forecasted range for non-GAAP guidance is included in this release because it would be unreasonably burdensome to forecast the acquisition and other charges associated with the Blue Coat acquisition that may impact the GAAP measure. The impact, which may be significant, of purchase accounting on revenue, non-cash compensation expense and other non-cash charges, are not yet known and subject to change, and the variability of these charges could have a significant, and unpredictable, impact on Symantec’s future GAAP financial results.
Discontinued operations: In August 2015, we entered into a definitive agreement to sell the assets of our information management business (“Veritas”) to Carlyle. In January 2016, the Company and Carlyle amended the terms of the purchase agreement for Carlyle's acquisition of the information management business, Veritas. The transaction closed on January 29, 2016. The results of Veritas are presented as discontinued operations in our Consolidated Statements of Operations and thus have been excluded from continuing operations and segment results for all reported periods. Furthermore, Veritas' assets and liabilities were removed from our Consolidated Balance Sheet as of April 1, 2016.
Unallocated corporate charges: A significant portion of the segments' expenses arise from shared services and infrastructure that we have historically provided to the segments in order to realize economies of scale and to efficiently use resources. These expenses, collectively called corporate charges, include legal, accounting, real estate, information technology services, treasury, human resources and other corporate infrastructure expenses. Charges were allocated to the segments, and the allocations were determined on a basis that we consider to be a reasonable reflection of the utilization of services provided to or benefits received by the segments. Corporate charges previously allocated to our information management business, but not classified within discontinued operations, were not reallocated to our other segments. We eliminate these unallocated corporate charges from our non-GAAP operating results to facilitate a more meaningful comparison of past operating performance to current operating results.
Acquisition costs: On June 12, 2016, we entered into a definitive agreement (the “Agreement”) to acquire Blue Coat, Inc. (“Blue Coat”), for approximately $4.65 billion in cash. The transaction closed on August 1, 2016, subsequent to our quarter ended July 1, 2016. Unless otherwise indicated, the discussions in this document relate to Symantec as a stand-alone entity and do not reflect the impact of the business combination transaction with Blue Coat. Acquisition costs include financial advisory, legal and accounting professional services costs incurred as a result of the Company’s acquisitions during the period. We exclude these expenses because we believe they are not reflective of ongoing operating results in the period incurred and not directly related to the operation of the Company’s business.
Stock-based compensation: Consists of expenses for employee stock options, restricted stock units, performance based awards and our employee stock purchase plan determined in accordance with the authoritative guidance on stock-based compensation.  When evaluating the performance of our individual business units and developing short- and long-term plans, we do not consider stock-based compensation charges.  Our management team is held accountable for cash-based compensation, but we believe that management is limited in its ability to project the impact of stock-based compensation and accordingly is not held accountable for its impact on our operating results. In addition, for comparability purposes, we believe it is useful to provide a non-GAAP financial measure that excludes stock-based compensation in order to better understand the long-term performance of our core business and to facilitate the comparison of our results to the results of our peer companies.
	Three Months Ended
	July 1,	July 3,
	2016	2015
Cost of revenue	$3	$2
Sales and marketing	14	11
Research and development	15	12
General and administrative	17	10
Total continuing operations
stock-based compensation	$49	$35
Amortization of intangible assets: When conducting internal development of intangible assets, accounting rules require that we expense the costs as incurred.  In the case of acquired businesses, however, we are required to allocate a portion of the purchase price to the accounting value assigned to intangible assets acquired and amortize this amount over the estimated useful lives of the acquired intangible assets.  The acquired company, in most cases, has itself previously expensed the costs incurred to develop the acquired intangible assets, and the purchase price allocated to these assets is not necessarily reflective of the cost we would incur in developing the intangible asset.  We eliminate these amortization charges from our non-GAAP operating results to provide better comparability of pre- and post-acquisition operating results and comparability to results of businesses utilizing internally developed intangible assets.
Income Tax Effects and Adjustments: Our non-GAAP tax rate for Q1 FY17 was 27.5%. The Company uses a projected long-term non-GAAP tax rate in order to provide better consistency across the interim financial reporting periods by eliminating the effects of stock based compensation, amortization of acquisition related intangibles and restructuring, separation, transition and other related charges.  Additionally, the use of a long-term projected non-GAAP tax rate eliminates the effects of certain discontinued operations accounting policy elections and unique GAAP reporting requirements under discontinued operations as a result of the sale of the information management business. This long-term rate could be subject to change for a variety of reasons, such as significant changes in the geographic earnings mix including acquisition activity, or fundamental tax law changes in major jurisdictions where the company operates. The Company will evaluate and assess the appropriateness of this rate annually, giving due consideration to the impacts of significant events and structural changes in the Company.

SYMANTEC CORPORATION
Explanation of Non-GAAP Measures
Appendix A

Restructuring, separation, transition, and other :  We have engaged in various restructuring, separation, transition, and other activities over the past several years that have resulted in costs associated with severance, facilities, transition, and other related costs.  Separation and associated costs consist of consulting and disentanglement costs incurred to separate our security and information management businesses into standalone companies, as well as costs to prune selected product lines that do not fit either the Company’s growth or margin objectives.  Transition and associated costs consist of consulting charges associated with the implementation of new Enterprise Resource Planning systems.  Additionally, other costs primarily consist of asset write-offs and advisory fees incurred in connection with restructuring events. Each restructuring, separation, transition, and other activity has been a discrete event based on a unique set of business objectives or circumstances, and each has differed from the others in terms of its operational implementation, business impact and scope.  We do not engage in restructuring, separation, transition, or other activities in the ordinary course of business.  While our operations previously benefited from the employees and facilities covered by our various restructuring and separation charges, these employees and facilities have benefited different parts of our business in different ways, and the amount of these charges has varied significantly from period to period.  We believe that it is important to understand these charges and we believe that investors benefit from excluding these charges from our operating results to facilitate a more meaningful evaluation of current operating performance and comparisons to past operating performance.